EXHIBIT 99.1

    News Release

DARLING INGREDIENTS INC. REPORTS THIRD QUARTER 2021 FINANCIAL RESULTS

IRVING, TEXAS, November 9, 2021/PRNewswire/ Darling Ingredients Inc. (NYSE: DAR, “Darling”) --

Third Quarter 2021
•Net income of $146.8 million, or $0.88 per GAAP diluted share
•Net Sales of $1.2 billion
•Combined adjusted EBITDA of $289.6 million
•Global Ingredients business reported Q3 EBITDA of $229.6 million
•Renewable diesel JV, Diamond Green Diesel (DGD) contributed $60.0 million of EBITDA to Darling
•Darling repurchased approximately $22 million of common stock in the third quarter

Darling reported net sales of $1.2 billion for the third quarter of 2021, as compared with net sales of $851 million for the same period a year ago. Net income attributable to Darling for the three months ended October 2, 2021 was $146.8 million, or $0.88 per diluted share, compared to net income of $101.1 million, or $0.61 per diluted share, for the third quarter of 2020.

“We produced another strong quarterly earnings in our global ingredients business, reporting adjusted EBITDA of approximately $230 million for the third quarter,” said Randall C. Stuewe, Chairman and Chief Executive Officer of Darling Ingredients Inc. “Demand for protein products and low carbon feedstocks around the world continue to provide positive tailwinds for our global platform, enabling us to deliver what we expect to be our best annual financial results in Darling Ingredients’ history and in line with our previous guidance of combined adjusted EBITDA of $1.275 billion for the year.”

“DGD’s Norco, Louisiana expansion project was completed ahead of schedule and continues to ramp up and should reach our expected operating capacity within the next week,” stated Mr. Stuewe. “Our Port Arthur DGD III project continues to make exceptional progress on construction and remains on target for completion in the first half of 2023.”

Under Darling’s current share repurchase authorization, the Company repurchased 319,330 shares of common stock during the third quarter for a total of $22.3 million. Darling has approximately $102 million remaining under its current authorization which was extended to August 13, 2022. For the first nine months of 2021, the Company has repurchased approximately $98 million of common stock.

For the nine months ended October 2, 2021, Darling reported net sales of $3.4 billion, as compared with net sales of $2.6 billion for the same period of 2020. Net Income attributable to Darling for the first nine months of 2021 was $495.2 million, or $2.96 per diluted share, as compared to a net income of $252.1 million, or $1.51 per diluted share, for the first nine months of 2020.

News Release November 9, 2021 Page 2

As of October 2, 2021, Darling had $67.4 million in cash and cash equivalents, and $912.6 million available under its committed revolving credit agreement. Total debt outstanding as of October 2, 2021 was $1.38 billion. Capital expenditures (exclusive of DGD investments) of $191.7 million were made during the first nine months of fiscal 2021, compared to $184.9 million in the first nine months of fiscal 2020.

Combined adjusted EBITDA was $289.6 million for the third quarter of 2021, compared to $218.5 million for the same period in 2020. On a year-to-date basis, combined adjusted EBITDA totaled $928.1 million for 2021, compared to $627.0 million on a year-to-date basis for 2020.

News Release November 9, 2021 Page 3

Segment Financial Tables (in thousands)
(unaudited)

Three Months Ended October 2, 2021	Feed Ingredients	Food Ingredients	Fuel Ingredients	Corporate	Total

Net sales	$769,626	$311,856	$104,434	$—	$1,185,916
Cost of sales and operating expenses	553,662	241,308	64,634	—	859,604
Gross margin	$215,964	$70,548	$39,800	$—	$326,312

Gain on sale of assets	(229)	(8)	(264)	—	(501)
Selling, general and administrative expenses	54,997	24,417	4,481	13,380	97,275
Depreciation and amortization	53,824	14,933	6,361	2,708	77,826
Equity in net income of Diamond Green Diesel	—	—	53,951	—	53,951
Segment operating income/(loss)	$107,372	$31,206	$83,173	$(16,088)	$205,663
Equity in net income of other unconsolidated subsidiaries	$1,647	$—	$—	$—	$1,647
Segment income/(loss)	$109,019	$31,206	$83,173	$(16,088)	$207,310

Segment EBITDA	$161,196	$46,139	$35,583	$(13,380)	$229,538
DGD Adjusted EBITDA (Darling's Share)	$—	$—	$60,026	$—	$60,026
Combined adjusted EBITDA	$161,196	$46,139	$95,609	$(13,380)	$289,564

Three Months Ended September 26, 2020	Feed Ingredients	Food Ingredients	Fuel Ingredients	Corporate	Total

Net sales	$483,025	$291,842	$75,702	$—	$850,569
Cost of sales and operating expenses	361,576	226,745	50,047	—	638,368
Gross margin	$121,449	$65,097	$25,655	$—	$212,201

Loss/(gain) on sale of assets	167	16	(61)	—	122
Selling, general and administrative expenses	49,028	23,366	5,038	12,561	89,993
Depreciation and amortization	53,764	20,648	8,633	2,685	85,730
Equity in net income of Diamond Green Diesel	—	—	91,099	—	91,099
Segment operating income/(loss)	$18,490	$21,067	$103,144	$(15,246)	$127,455
Equity in net income of other unconsolidated subsidiaries	$906	$—	$—	$—	$906
Segment income/(loss)	$19,396	$21,067	$103,144	$(15,246)	$128,361

Segment EBITDA	$72,254	$41,715	$20,678	$(12,561)	$122,086
DGD Adjusted EBITDA (Darling's Share)	$—	$—	$96,435	$—	$96,435
Combined adjusted EBITDA	$72,254	$41,715	$117,113	$(12,561)	$218,521

News Release November 9, 2021 Page 4

Segment Financial Tables (in thousands) continued
(unaudited)

Nine Months Ended October 2, 2021	Feed Ingredients	Food Ingredients	Fuel Ingredients	Corporate	Total

Net sales	$2,193,002	$926,952	$311,347	$—	$3,431,301
Cost of sales and operating expenses	1,584,667	706,260	219,534	—	2,510,461
Gross margin	$608,335	$220,692	$91,813	$—	$920,840

Gain on sale of assets	(490)	(1)	(302)	—	(793)
Selling, general and administrative expenses	162,594	75,150	13,822	42,239	293,805
Restructuring and asset impairment charges	—	—	778	—	778
Depreciation and amortization	162,404	45,666	19,214	8,298	235,582
Equity in net income of Diamond Green Diesel	—	—	281,964	—	281,964
Segment operating income/(loss)	$283,827	$99,877	$340,265	$(50,537)	$673,432
Equity in net income of other unconsolidated subsidiaries	$4,199	$—	$—	$—	$4,199
Segment income/(loss)	$288,026	$99,877	$340,265	$(50,537)	$677,631

Segment EBITDA	$446,231	$145,543	$78,293	$(42,239)	$627,828
DGD Adjusted EBITDA (Darling's Share)	$—	$—	$300,227	$—	$300,227
Combined adjusted EBITDA	$446,231	$145,543	$378,520	$(42,239)	$928,055

Nine Months Ended September 26, 2020	Feed Ingredients	Food Ingredients	Fuel Ingredients	Corporate	Total

Net sales	$1,499,340	$841,070	$211,674	$—	$2,552,084
Cost of sales and operating expenses	1,117,931	652,334	147,358	—	1,917,623
Gross margin	$381,409	$188,736	$64,316	$—	$634,461

Loss/(gain) on sale of assets	293	(30)	(53)	—	210
Selling, general and administrative expenses	153,459	71,406	10,645	40,869	276,379
Depreciation and amortization	159,968	60,925	24,705	8,113	253,711
Equity in net income of Diamond Green Diesel	—	—	252,411	—	252,411
Segment operating income/(loss)	$67,689	$56,435	$281,430	$(48,982)	$356,572
Equity in net income of other unconsolidated subsidiaries	$2,467	$—	$—	$—	$2,467
Segment income/(loss)	$70,156	$56,435	$281,430	$(48,982)	$359,039

Segment EBITDA	$227,657	$117,360	$53,724	$(40,869)	$357,872
DGD Adjusted EBITDA (Darling's Share)	$—	$—	$269,177	$—	$269,177
Combined adjusted EBITDA	$227,657	$117,360	$322,901	$(40,869)	$627,049

News Release November 9, 2021 Page 5

Darling Ingredients Inc. and Subsidiaries
Consolidated Balance Sheets
October 2, 2021 and January 2, 2021
(in thousands)

	October 2,	January 2,
	2021	2021
ASSETS	(unaudited)
Current assets:
Cash and cash equivalents	$67,188	$81,617
Restricted cash	172	103
Accounts receivable, net	479,575	405,387
Inventories	476,295	405,922
Prepaid expenses	63,633	47,793
Income taxes refundable	3,060	3,883
Other current assets	13,721	42,289
Total current assets	1,103,644	986,994

Property, plant and equipment, net	1,834,670	1,863,814
Intangible assets, net	417,409	473,680
Goodwill	1,232,179	1,260,240
Investment in unconsolidated subsidiaries	1,107,834	804,682
Operating lease right-of-use assets	160,660	146,563
Other assets	53,887	60,682
Deferred income taxes	15,437	16,676
	$5,925,720	$5,613,331

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Current portion of long-term debt	$55,138	$27,538
Accounts payable, principally trade	272,844	255,340
Income taxes payable	34,623	17,497
Current operating lease liabilities	40,182	39,459
Accrued expenses	353,410	335,471
Total current liabilities	756,197	675,305
Long-term debt, net of current portion	1,325,736	1,480,531
Long-term operating lease liabilities	123,169	109,707
Other noncurrent liabilities	115,815	117,371
Deferred income taxes	335,566	276,208
Total liabilities	2,656,483	2,659,122
Commitments and contingencies
Total Darling's stockholders' equity	3,205,524	2,891,909
Noncontrolling interests	63,713	62,300
Total stockholders' equity	$3,269,237	$2,954,209
	$5,925,720	$5,613,331

News Release November 9, 2021 Page 6

Darling Ingredients Inc. and Subsidiaries
Consolidated Operating Results
For the Three-Month and Nine-Month Periods Ended October 2, 2021 and September 26, 2020
(in thousands, except per share data)

	Three Months Ended			Nine Months Ended
	(unaudited)		$ Change	(unaudited)		$ Change
	October 2,	September 26,	Favorable	October 2,	September 26,	Favorable
	2021	2020	(Unfavorable)	2021	2020	(Unfavorable)
Net sales	$1,185,916	$850,569	$335,347	$3,431,301	$2,552,084	$879,217
Costs and expenses:
Cost of sales and operating expenses	859,604	638,368	(221,236)	2,510,461	1,917,623	(592,838)
Loss (gain) on sale of assets	(501)	122	623	(793)	210	1,003
Selling, general and administrative expenses	97,275	89,993	(7,282)	293,805	276,379	(17,426)
Restructuring and asset impairment charges	—	—	—	778	—	(778)
Depreciation and amortization	77,826	85,730	7,904	235,582	253,711	18,129
Total costs and expenses	1,034,204	814,213	(219,991)	3,039,833	2,447,923	(591,910)
Equity in net income of Diamond Green Diesel	53,951	91,099	(37,148)	281,964	252,411	29,553
Operating income	205,663	127,455	78,208	673,432	356,572	316,860
Other expense:
Interest expense	(15,409)	(18,793)	3,384	(47,105)	(55,803)	8,698
Foreign currency loss	(205)	(1,239)	1,034	(1,299)	(709)	(590)
Other expense, net	(853)	(1,912)	1,059	(3,210)	(5,278)	2,068
Total other expense	(16,467)	(21,944)	5,477	(51,614)	(61,790)	10,176
Equity in net income of other unconsolidated subsidiaries	1,647	906	741	4,199	2,467	1,732
Income before income taxes	190,843	106,417	84,426	626,017	297,249	328,768
Income tax expense	42,637	4,812	(37,825)	126,324	43,058	(83,266)
Net income	148,206	101,605	46,601	499,693	254,191	245,502
Net income attributable to noncontrolling interests	(1,394)	(480)	(914)	(4,533)	(2,117)	(2,416)
Net income attributable to Darling	$146,812	$101,125	$45,687	$495,160	$252,074	$243,086

Basic income per share:	$0.91	$0.62	$0.29	$3.04	$1.55	$1.49
Diluted income per share:	$0.88	$0.61	$0.27	$2.97	$1.51	$1.46

Number of diluted common shares:	166,770	166,997		167,374	166,974

News Release November 9, 2021 Page 7

Darling Ingredients Inc. and Subsidiaries
Consolidated Statement of Cash Flows
Periods Ended October 2, 2021 and September 26, 2020
(in thousands)
(unaudited)

	Nine Months Ended
	October 2,	September 26,
Cash flows from operating activities:	2021	2020
Net income	$499,693	$254,191
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	235,582	253,711
Loss/(gain) on disposal of property, plant and equipment and other assets	(793)	210
Asset impairment	138	—
Deferred taxes	67,272	13,362
Decrease in long-term pension liability	(1,118)	(7,960)
Stock-based compensation expense	18,413	19,202
Write-off deferred loan costs	1,130	2,419
Deferred loan cost amortization	3,044	4,242
Equity in net income of Diamond Green Diesel and other unconsolidated subsidiaries	(286,163)	(254,878)
Distribution of earnings from Diamond Green Diesel and other unconsolidated subsidiaries	3,322	207,165
Changes in operating assets and liabilities, net of effects from acquisitions:
Accounts receivable	(85,822)	36,083
Income taxes refundable/payable	18,688	8,282
Inventories and prepaid expenses	(97,531)	(43,980)
Accounts payable and accrued expenses	46,912	(10,832)
Other	29,282	(10,804)
Net cash provided by operating activities	452,049	470,413
Cash flows from investing activities:
Capital expenditures	(191,738)	(184,919)
Acquisition, net of cash acquired	(2,059)	—
Investment in Diamond Green Diesel	(25,000)	—
Investment in other unconsolidated subsidiaries	(4,449)	—
Gross proceeds from disposal of property, plant and equipment and other assets	3,805	1,291
Payments related to routes and other intangibles	(274)	(3,712)
Net cash used by investing activities	(219,715)	(187,340)
Cash flows from financing activities:
Proceeds from long-term debt	31,088	24,085
Payments on long-term debt	(131,224)	(171,640)
Borrowings from revolving credit facility	287,000	390,971
Payments on revolving credit facility	(309,000)	(415,800)
Net cash overdraft financing	29,034	(33,385)
Deferred loan costs	—	(3,688)
Issuance of common stock	50	67
Repurchase of common stock	(97,924)	(55,044)
Minimum withholding taxes paid on stock awards	(45,260)	(7,980)
Acquisition of noncontrolling interest	—	(8,784)
Distributions to noncontrolling interests	(3,853)	(6,253)
Net cash used by financing activities	(240,089)	(287,451)
Effect of exchange rate changes on cash flows	(6,605)	(2,712)
Net decrease in cash, cash equivalents and restricted cash	(14,360)	(7,090)
Cash, cash equivalents and restricted cash at beginning of period	81,720	73,045
Cash, cash equivalents and restricted cash at end of period	$67,360	$65,955
Supplemental disclosure of cash flow information:
Accrued capital expenditures	$3,008	$(2,202)
Cash paid during the period for:
Interest, net of capitalized interest	$32,430	$39,481
Income taxes, net of refunds	$36,709	$24,868
Non-cash operating activities:
Operating lease right of use asset obtained in exchange for new lease liabilities	$50,883	$44,479
Non-cash financing activities:
Debt issued for service contract assets	$66	$21

News Release November 9, 2021 Page 8

Diamond Green Diesel Joint Venture
Condensed Consolidated Balance Sheets
September 30, 2021 and December 31, 2020
(in thousands)

	September 30,	December 31,
	2021	2020
	(unaudited)
Assets:
Total current assets	$365,354	$383,557
Property, plant and equipment, net	2,192,808	1,238,726
Other assets	44,657	36,082
Total assets	$2,602,819	$1,658,365

Liabilities and members' equity:
Total current portion of long term debt	$106,423	$517
Total other current liabilities	228,657	99,787
Total long term debt	108,952	8,705
Total other long term liabilities	17,048	3,758
Total members' equity	2,141,739	1,545,598
Total liabilities and members' equity	$2,602,819	$1,658,365

Diamond Green Diesel Joint Venture
Operating Financial Results
For the Three-Month and Nine-Month Periods Ended September 30, 2021 and September 30, 2020
(in thousands)

	Three Months Ended			Nine Months Ended
	(unaudited)		$ Change	(unaudited)		$ Change
	September 30,	September 30,	Favorable	September 30,	September 30,	Favorable
	2021	2020	(Unfavorable)	2021	2020	(Unfavorable)
Revenues:
Operating revenues	$401,900	$346,276	$55,624	$1,405,392	$1,000,717	$404,675
Expenses:
Total costs and expenses less depreciation, amortization and accretion expense	281,848	153,406	(128,442)	804,939	462,364	(342,575)
Depreciation, amortization and accretion expense	10,991	10,772	(219)	34,673	33,660	(1,013)
Total costs and expenses	292,839	164,178	(128,661)	839,612	496,024	(343,588)
Operating income	109,061	182,098	(73,037)	565,780	504,693	61,087
Other income	113	415	(302)	524	1,076	(552)
Interest and debt expense, net	(1,272)	(315)	(957)	(2,376)	(947)	(1,429)
Net income	$107,902	$182,198	$(74,296)	$563,928	$504,822	$59,106

News Release November 9, 2021 Page 9

Darling Ingredients Inc. reports Adjusted EBITDA results, which is a Non-GAAP financial measure, as a complement to results provided in accordance with generally accepted accounting principles (GAAP) (for additional information, see “Use of Non-GAAP Financial Measures” included later in this media release). The Company believes that Adjusted EBITDA provides additional useful information to investors. Adjusted EBITDA, as the Company uses the term, is calculated below:

Reconciliation of Net Income to (Non-GAAP) Adjusted EBITDA and (Non-GAAP) Pro forma Adjusted EBITDA For the Three-Month and Nine-Month Periods ended October 2, 2021 and September 26, 2020

	Three Months Ended			Nine Months Ended
Adjusted EBITDA	October 2,		September 26,	October 2,		September 26,
(U.S. dollars in thousands)	2021		2020	2021		2020

Net income attributable to Darling	$146,812		$101,125	$495,160		$252,074
Depreciation and amortization	77,826		85,730	235,582		253,711
Interest expense	15,409		18,793	47,105		55,803
Income tax expense	42,637		4,812	126,324		43,058
Restructuring and asset impairment charges	—		—	778		—
Foreign currency loss	205		1,239	1,299		709
Other expense, net	853		1,912	3,210		5,278
Equity in net income of Diamond Green Diesel	(53,951)		(91,099)	(281,964)		(252,411)
Equity in net income of other unconsolidated subsidiaries	(1,647)		(906)	(4,199)		(2,467)
Net income attributable to other noncontrolling interests	1,394		480	4,533		2,117
Adjusted EBITDA (Non-GAAP)	$229,538		$122,086	$627,828		$357,872
Foreign currency exchange impact	(2,249)	(1)	—	(21,791)	(2)	—
Pro forma Adjusted EBITDA to Foreign Currency (Non-GAAP)	$227,289		$122,086	$606,037		$357,872

DGD Joint Venture Adjusted EBITDA (Darling's share)	$60,026		$96,435	$300,227		$269,177
Darling plus Darling's share of DGD Joint Venture Adjusted EBITDA	$289,564		$218,521	$928,055		$627,049

(1) The average rate assumption used in the calculation was the actual fiscal average rate for the three months ended October 2, 2021 of €1.00:USD$1.18 and CAD$1.00:USD$0.79 as compared to the average rate for the three months ended September 26, 2020 of €1.00:USD$1.17 and CAD$1.00:USD $0.75, respectively. (2) The average rate assumption used in this calculation was the actual fiscal average rate for the nine months ended October 2, 2021 of €1.00:USD$1.20 and CAD$1.00:USD$0.80 as compared to the average rate for the nine months ended September 26, 2020 of €1.00:USD$1.12 and CAD$1.00:USD $0.74, respectively.

About Darling
Darling Ingredients Inc. (NYSE: DAR) is a world leading producer of organic ingredients, generating a wide array of sustainable protein and fat products while being one of the largest producers of renewable clean energy. With operations on five continents, Darling collects waste streams from the agri-food industry, repurposing into specialty ingredients, such as hydrolyzed collagen, edible and feed-grade fats, animal proteins and meals, plasma, pet food ingredients, fuel feedstocks, and green bioenergy. Darling Ingredients named one of the 50 Sustainability and Climate Leaders in 2021, to learn more Darling Ingredients: The greenest Company on the plant - 50 Sustainability & Climate Leaders (50climateleaders.com). The Company sells its ingredients around the globe and works to strengthen our promise for a better tomorrow, creating product applications for health, nutrients and bioenergy while optimizing our services to the food chain. Darling is a 50% joint venture partner in Diamond Green Diesel (DGD), North America's largest renewable diesel manufacturer, which products reduce Greenhouse Gas (GHG) emissions by up to 85% compared to fossil fuels. For additional information, visit the Company's website at http://www.darlingii.com.

News Release November 9, 2021 Page 10

Darling Ingredients Inc. will host a conference call to discuss the Company’s third quarter 2021 financial results at 9:00 am Eastern Time (8:00 am Central Time) on Wednesday, November 10, 2021. To listen to the conference call, participants calling from within North America should dial 1-844-868-8847; international participants should dial 1-412-317-6593. Please refer to access code 10161773. Please call approximately ten minutes before the start of the call to ensure that you are connected.
The call will also be available as a live audio webcast that can be accessed on the Company website at http://ir.darlingii.com. Beginning one hour after its completion, a replay of the call can be accessed through November 17, 2021, by dialing 1-877-344-7529 (U.S. callers), 1-855-669-9658 (Canada) and 1-412-317-0088 (international callers). The access code for the replay is 10161773. The conference call will also be archived on the Company’s website.
Use of Non-GAAP Financial Measures:

Adjusted EBITDA is not a recognized accounting measurement under GAAP; it should not be considered as an alternative to net income, as a measure of operating results, or as an alternative to cash flow as a measure of liquidity and is not intended to be a presentation in accordance with GAAP. Adjusted EBITDA is presented here not as an alternative to net income, but rather as a measure of the Company’s operating performance. Since EBITDA (generally, net income plus interest expense, taxes, depreciation and amortization) is not calculated identically by all companies, this presentation may not be comparable to EBITDA or Adjusted EBITDA presentations disclosed by other companies. Adjusted EBITDA is calculated in this presentation and represents, for any relevant period, net income/(loss) plus depreciation and amortization, goodwill and long-lived asset impairment, interest expense, (income)/loss from discontinued operations, net of tax, income tax provision, other income/(expense) and equity in net loss of unconsolidated subsidiary. Management believes that Adjusted EBITDA is useful in evaluating the Company’s operating performance compared to that of other companies in its industry because the calculation of Adjusted EBITDA generally eliminates the effects of financing, income taxes and certain non-cash and other items that may vary for different companies for reasons unrelated to overall operating performance.

Pro forma Adjusted EBITDA to Foreign Currency is not a recognized accounting measurement under GAAP. The Company evaluates the impact of foreign currency on its adjusted EBITDA. DGD Joint Venture Adjusted EBITDA (Darling's share) is not reflected in the Adjusted EBITDA or the Pro forma Adjusted EBITDA to Foreign Currency (Non-GAAP).

As a result, the Company’s management uses Adjusted EBITDA as a measure to evaluate performance and for other discretionary purposes. In addition to the foregoing, management also uses or will use Adjusted EBITDA to measure compliance with certain financial covenants under the Company’s Senior Secured Credit Facilities, 5.25% Notes and 3.625% Notes that were outstanding at October 2, 2021. However, the amounts shown in this presentation for Adjusted EBITDA differ from the amounts calculated under similarly titled definitions in the Company’s Senior Secured Credit Facilities, 5.25% Notes and 3.625% Notes, as those definitions permit further adjustments to reflect certain other non-recurring costs, non-cash charges and cash dividends from the DGD Joint Venture. Additionally, the Company evaluates the impact of foreign exchange impact on operating cash flow, which is defined as segment operating income (loss) plus depreciation and amortization.

Information reconciling forward-looking combined adjusted EBITDA to net income is unavailable to the Company without unreasonable effort. The Company is not able to provide reconciliations of combined adjusted EBITDA to net income because certain items required for such reconciliations are outside of the Company’s control and/or cannot be reasonably predicted, such as the impact of volatile commodity prices on the Company’s operations, impact of foreign currency exchange fluctuations, depreciation and amortization and the provision for income taxes. Preparation of such reconciliations for Darling Ingredients Inc. and the Company’s joint venture, Diamond Green Diesel, would require a forward-looking balance sheet, statement of income and statement of cash flow, prepared in accordance with GAAP for each entity, and such forward-looking financial statements are unavailable to the Company without unreasonable effort. The Company provides a range for its combined adjusted EBITDA outlook that it believes will be achieved; however, it cannot accurately predict all the components of the combined adjusted EBITDA calculation.

News Release November 9, 2021 Page 11

Cautionary Statements Regarding Forward-Looking Information:

{This media release contains “forward-looking” statements regarding the business operations and prospects of Darling Ingredients Inc. and industry factors affecting it. These statements are identified by words such as “believe,” “anticipate,” “expect,” “estimate,” “intend,” “could,” “may,” “will,” “should,” “planned,” “potential,” “continue,” “momentum,” “combined adjusted EBITDA guidance” and other words referring to events that may occur in the future. These statements reflect Darling Ingredient’s current view of future events and are based on its assessment of, and are subject to, a variety of risks and uncertainties beyond its control, each of which could cause actual results to differ materially from those indicated in the forward-looking statements. These factors include, among others, existing and unknown future limitations on the ability of the Company's direct and indirect subsidiaries to make their cash flow available to the Company for payments on the Company's indebtedness or other purposes; global demands for bio-fuels and grain and oilseed commodities, which have exhibited volatility, and can impact the cost of feed for cattle, hogs and poultry, thus affecting available rendering feedstock and selling prices for the Company’s products; reductions in raw material volumes available to the Company due to weak margins in the meat production industry as a result of higher feed costs, reduced consumer demand or other factors, reduced volume from food service establishments, or otherwise; reduced demand for animal feed; reduced finished product prices, including a decline in fat and used cooking oil finished product prices; changes to worldwide government policies relating to renewable fuels and greenhouse gas(“GHG”) emissions that adversely affect programs like the U.S. government’s renewable fuel standard, low carbon fuel standards (“LCFS”) and tax credits for biofuels both in the United States and abroad; possible product recall resulting from developments relating to the discovery of unauthorized adulterations to food or food additives; the occurrence of 2009 H1N1 flu (initially known as “Swine Flu”), Highly pathogenic strains of avian influenza (collectively known as “Bird Flu”), severe acute respiratory syndrome (“SARS”), bovine spongiform encephalopathy (or "BSE"), porcine epidemic diarrhea ("PED") or other diseases associated with animal origin in the United States or elsewhere, such as the outbreak of African Swine Fever (“ASF”) in China and elsewhere; the occurrence of pandemics, epidemics or disease outbreaks, such as the current COVID-19 outbreak; unanticipated costs and/or reductions in raw material volumes related to the Company’s compliance with the existing or unforeseen new U.S. or foreign (including, without limitation, China) regulations (including new or modified animal feed, Bird Flu, SARS, PED, BSE, ASF or similar or unanticipated regulations) affecting the industries in which the Company operates or its value added products; risks associated with the DGD Joint Venture, including possible unanticipated operating disruptions and issues relating to the announced expansion projects; risks and uncertainties relating to international sales and operations, including imposition of tariffs, quotas, trade barriers and other trade protections imposed by foreign countries; difficulties or a significant disruption in our information systems or failure to implement new systems and software successfully, risks relating to possible third party claims of intellectual property infringement; increased contributions to the Company’s pension and benefit plans, including multiemployer and employer-sponsored defined benefit pension plans as required by legislation, regulation or other applicable U.S. or foreign law or resulting from a U.S. mass withdrawal event; bad debt write-offs; loss of or failure to obtain necessary permits and registrations; continued or escalated conflict in the Middle East, North Korea, Ukraine or elsewhere; uncertainty regarding the exit of the U.K. from the European Union; and/or unfavorable export or import markets. These factors, coupled with volatile prices for natural gas and diesel fuel, climate conditions, currency exchange fluctuations, general performance of the U.S. and global economies, disturbances in world financial, credit, commodities and stock markets, and any decline in consumer confidence and discretionary spending, including the inability of consumers and companies to obtain credit due to lack of liquidity in the financial markets, among others, could cause actual results to vary materially from the forward looking statements included in this release or negatively impact the Company's results of operations. Among other things, future profitability may be affected by the Company’s ability to grow its business, which faces competition from companies that may have substantially greater resources than the Company. The Company’s announced share repurchase program may be suspended or discontinued at any time and purchases of shares under the program are subject to market conditions and other factors, which are likely to change from time to time. Other risks and uncertainties regarding Darling Ingredients Inc., its business and the industries in which it operates are referenced from time to time in the Company’s filings with the Securities and Exchange Commission. Darling Ingredients Inc. is under no obligation to (and expressly disclaims any such obligation to) update or alter its forward-looking statements whether as a result of new information, future events or otherwise.}

For More Information, contact:
Jim Stark, Vice President, Investor Relations Email : james.stark@darlingii.com
5601 MacArthur Blvd., Irving, Texas 75038 Phone : 972-281-4823